SUB ITEM 77Q1(A)


Appendix A, dated June 21, 2011 to the Master Amended and Restated By-Laws for MFS Series Trust I dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 80 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on June 30, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated June 24, 2011, to the Amended and Restated Declaration of Trust of MFS Series Trust I, dated December 16, 2004, is contained in Post-Effective Amendment No. 58 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on June 30, 2011 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.